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                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 36 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 33-46973, of our report dated December 10, 1998, relating to Payden & Rygel Investment Group, including Payden & Rygel Global Short Bond Fund, Payden & Rygel Global Fixed Income Fund, Payden & Rygel Global Balanced Fund, Payden & Rygel International Equity Fund, Payden & Rygel European Growth & Income Fund, Payden & Rygel Growth & Income Fund, Payden & Rygel Market Return Fund, Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel U.S. Government Fund, Payden & Rygel Intermediate Bond Fund, Payden & Rygel Investment Quality Bond Fund, Payden & Rygel Total Return Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel Bunker Hill Money Market Fund, Payden & Rygel High Income Fund, Payden & Rygel Value Stock Fund and Payden & Rygel Growth Stock Fund, incorporated by reference in the Statement of Additional Information and to the references to us under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements", in such Registration Statement.




DELOITTE & TOUCHE LLP

Dayton, Ohio
December 29, 1998